SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2008 (April 22, 2008)

JUMA TECHNOLOGY CORP.

(Exact name of registrant as specified in its charter)
Delaware	000-105778	68-0605151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

154 Toledo Street Farmingdale, NY	11735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 300-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits) that are not purely historical facts, including statements regarding Juma Technology Corp.’s beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements". All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Juma Technology Corp.’s products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Juma Technology Corp.'s actual results to differ from management's current expectations are contained in Juma Technology Corp.'s filings with the Securities and Exchange Commission. Juma undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Company’s April 22, 2008 board meeting, Anthony Fernandez tendered his resignation from our board of directors, and Kenneth Archer was appointed as a director of the Company to fill the vacancy created by Mr. Fernandez’s resignation.

The following sets forth Mr. Archer’s current position at the Company and a brief description of Mr. Archer’s business experience for the past five years:

Name	Age	Office Currently Held
Kenneth Archer	50	Director

Kenneth Archer - Director

Mr. Archer was appointed to our board on April 22, 2008 to fill the remaining portion of Mr. Fernandez’s one-year term and to hold office until the next annual meeting of our stockholders or until removed from office in accordance with our by-laws.

Mr. Archer joined Prime Communications in 2008 and is responsible for all functional and financial areas of that company. He is currently a member of PRG Systems board of directors, which is the holding company for Prime Communications. In 2005, prior to joining Prime Communications, Mr. Archer was the Vice President of North America Channels where he was responsible for the channel strategy, program, operations, partner management team and the supervision of Avaya’s portfolio of authorized partners. In 2004 and 2005, Mr. Archer was the Director of the Direct Response Channel (Direct Marketing Resellers/DMRs) for the Hewlett Packard Company. From 2002 to 2004, Mr. Archer was the Director of Major/National Partner for the Hewlett Packard Company, where he was responsible for certain of Hewlett Packard’s important strategic partners. From 2000 to 2002, Mr. Archer was the Director of Hewlett-Packard’s value added reseller partners. Prior to this time, Mr. Archer had 20 years of other channel and direct sales leadership positions with both the Hewlett Packard Company and with two different channel partners. Mr. Archer earned his BS in Marketing in 1980 from West Chester University in Pennsylvania and his Executive MBA degree in Business Management in 1993 from Fairleigh Dickinson University in New Jersey.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.

(d) Exhibits: None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

JUMA TECHNOLOGY CORP.

By:	/s/ Anthony Fernandez
Anthony Fernandez
Chief Financial Officer

Date: April 24, 2007